                                                                    Exhibit 4.6b

Participation Agreement (NC 3) dated July 13, 2000 among the Registrant, Montana OL1 LLC, Wilmington Trust Company, Montana OP1 LLC, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustee.